UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2013

Trinity Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2013, Trinity Industries, Inc.'s subsidiary, Trinity Industries Leasing Company; Trinity Rail Leasing Warehouse Trust; Credit Suisse AG, New York Branch, as Agent for the Lenders; the Lenders; and Wilmington Trust Company, as Collateral Agent and Depositary, entered into Amendment No. 3 to the Second Amended and Restated Warehouse Loan Agreement (“Amendment No. 3”). By extending the revolving termination date, Amendment No. 3 extended the availability period of this facility through August 5, 2013.

A copy of Amendment No. 3 is attached as Exhibit 10.1 and is incorporated by reference. The description of Amendment No. 3 contained herein does not purport to be complete and is qualified in its entirety by the full text of the exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See “Item 1.01 - Entry into a Material Definitive Agreement.”

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Report:

10.1 Amendment No. 3 to the Second Amended and Restated Warehouse Loan Agreement, dated February 1, 2013, amending the Second Amended and Restated Warehouse Loan Agreement dated May 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.
February 4, 2013	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer